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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

The previously filed 8-K has been amended by this 8-K/A to file a revised Interest Rate Cap Agreement relating to the Class FA Certificates.

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 28, 2005

     Structured Asset Mortgage Investments II Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-120916 (Commission file number)	30-0183252 (I.R.S. employer identification no.)

383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (ZIP Code)

Registrant's telephone number, including area code (212) 272-2000

          N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

          Structured Asset Mortgage Investments II Inc. (the “Registrant”), registered issuances of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 (Registration File No. 333-120916) (the “Registration Statement”). Pursuant to the Registration Statement, Structured Asset Mortgage Investments II Inc. Trust 2005-F2(the “Trust”) publicly issued Mortgage Pass-Through Certificates, Series 2005-F2 (the “Certificates”), on October 28, 2005.

          The Certificates were issued pursuant to a pooling agreement, dated as of October 28, 2005, (the “Pooling Agreement”) between Structured Asset Mortgage Investments II Inc., as depositor, and U.S. Bank National Association, as trustee (the “Trustee”).

          This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K dated November 3, 2005 (the “Previously Filed 8-K”) filed by the Registrant, in order to file a revised copy of the Interest Rate Cap Agreement (Class FA) attached as an Exhibit thereto. The Interest Rate Cap Agreement (Class FA) filed herewith supercedes in its entirety such Interest Rate Cap Agreement (Class FA).

          Capitalized terms not defined herein have the meanings assigned in the Pooling Agreement attached as Exhibit 4.1 to the Previously Filed 8-K.

          Item 9.01 Financial Statements and Exhibits.

(a) (b) (d)	Not applicable. Not applicable. Exhibits:

99.1 Interest Rate Cap Agreement (Class FA)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. By: /s/ Sara Bonesteel Name: Sara Bonesteel Title: Senior Managing Director

Dated:  November 28, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Interest Rate Cap Agreement, dated October 28, 2005, between Bear Stearns Financial Products Inc. and the Trustee, solely as trustee for the Trust. (Class FA)